UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 31, 2015
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NOVATEL WIRELESS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	000-31659	86-0824673
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
9645 Scranton Road, San Diego, California 92121
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (858) 812-3400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) As described in Item 5.07 below, at a special meeting of the stockholders of Novatel Wireless, Inc., a Delaware corporation (the “Company”), held on August 31, 2015 (the “Special Meeting”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock (the “Certificate of Amendment”).
The Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware and it became effective on September 1, 2015. The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(a) On August 31, 2015, the Company’s stockholders voted on certain matters at the Special Meeting.
(b) At the Special Meeting, the Company’s stockholders were asked:

•
To approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company’s common stock from 100,000,000 shares to 150,000,000 shares; and

•
To approve the use of proceeds raised from the issuance of the Company’s 5.50% Convertible Senior Notes due 2020 in the private placement that closed on June 10, 2015 to fund the acquisition of DigiCore Holdings Limited (“DigiCore”), as required by and in accordance with the applicable rules of The NASDAQ Stock Market LLC.

These proposals are set out in more detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on July 30, 2015. The results with respect to the proposals were as follows:

Proposal	Vote Results	Vote Type	Voted	Voted (%)	O/S (%)
Increase Authorized Share Amount	APPROVED	For	44,886,026	93.18	85.54
		Withheld	3,005,749	6.24	5.73
		Abstain	277,140	0.58	0.53
		Non-Votes	—		—
Fund Acquisition of DigiCore	APPROVED	For	25,934,388	96.22	49.43
		Against	1,010,011	3.75	1.92
		Abstain	9,315	0.03	0.02
		Non-Votes	21,215,201		40.43

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President, General Counsel and Secretary

Date: September 3, 2015